Exhibit 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

May 27, 2011

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, Connecticut 06830

Ladies and Gentlemen:

We have acted as counsel to Genesee & Wyoming Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 2,500,000 shares (the “Shares”) of the Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), which may be issued by the Company pursuant to the Genesee & Wyoming Inc. Second Amended and Restated 2004 Omnibus Incentive Plan (the “Plan”).

We have examined the Registration Statement, the Plan and a form of the share certificate representing the Class A Common Stock. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery in accordance with the Plan, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP